                                                                  Exhibit 10.2.5

                                   AGREEMENT


     This Agreement ("Agreement") is entered into as of the 23rd day of March, 1998 by and between Numatics, Incorporated (the "Company") and Harvard Private Capital Holdings, Inc. ("Harvard");

                                  WITNESSETH:

     WHEREAS, Harvard and the Company did enter into a certain Securities Purchase Agreement ("Purchase Agreement") dated as of January 3, 1996 pursuant to which the Company did execute and deliver to Harvard a Senior Subordinated Note (as defined in the Purchase Agreement) in the face amount of $30,000,000.00; and

     WHEREAS, the Company has also executed and delivered the PIK Notes (as defined in the Purchase Agreement) (the PIK Notes and the Senior Subordinated Note, collectively, the "Harvard Notes"); and

     WHEREAS, the Company, in accordance with the Purchase Agreement, has executed and delivered to Harvard the Warrants (as defined in the Purchase Agreement); and

     WHEREAS, the Company has agreed pursuant to the Purchase Agreement and, specifically, as set forth in Exhibit 7 ("Exhibit 7") to the Purchase Agreement to purchase upon notice to the Company at the Put Purchase Price (as defined in the Purchase Agreement) the Warrants or shares of Common Stock (as defined in the Purchase Agreement") which constitute Investor Securities (as defined in the Purchase Agreement) if certain conditions described in Exhibit 7 occur on the terms and conditions set forth in the Purchase Agreement; and

     WHEREAS, the Company, together with certain of its subsidiaries, intends to enter into an Indenture ("Indenture") with First Trust National Association (together with any successors, the "Trustee") pursuant to which Indenture it will issue certain subordinated notes ("Subordinated Notes") in the aggregate amount of $110,000,000; and

     WHEREAS, the Company intends to use $46,365,636.47 of the proceeds of the Subordinated Notes to pay in full the Harvard Notes; and

     WHEREAS, the Company (together with certain subsidiaries of the Company) either simultaneously with or before issuing the Subordinated Notes intends to enter into an Amended and Restated Loan Agreement ("Loan Agreement") (the Loan Agreement and documents related thereto, the "Loan Documents") with NBD Bank, as Administrative Agent and a lender thereunder, BancBoston as Documentation Agent and a lender thereunder, and certain other lenders to be a signatory thereto; and

     WHEREAS, the Company and Harvard have agreed to the amendments and other matters set forth herein;

     NOW, THEREFOR, for good and valuable consideration and in consideration of the covenants set forth herein, the parties hereto agree as follows:

     1.   Defined Terms. Capitalized terms as used herein are set forth in
Section 11 hereof. In addition, capitalized terms used herein which are not defined herein, unless the context clearly requires otherwise, are used as defined in the Purchase Agreement.

     2. Representations and Warranties in Regard to the Harvard Notes. Harvard hereby represents and warrants, as of the date hereof and as of the Effectiveness Date, as follows:

     (a) that it is the owner and holder of, and has in its possession, the Harvard Notes and the Warrant, and that no other Person has any interest (including without limitation any beneficial or legal interest arising by way of sale, conveyance, pledge, security interest, hypothecation, mortgage, or other type of lien or encumbrance) in the Harvard Notes or the Warrant.

     (b) that on the Harvard Notes, March 23, 1998, the aggregate of principal, interest, and prepayment premium will be $46,365,637.47 and on March 24, 1998, absent previous payment, the aggregate of principal, interest, and prepayment premium will be $46,387,916.93.

     3. Payment of the Harvard Notes and Amended Guarantees. Upon a payment to Harvard by the Company of $46,365,637.47 if made on March 23, 1998 or of $46,387,916.93 if made on March 24, 1998, (the payment of which shall be made in accordance with Exhibit A hereto) the Harvard Notes will be paid in full. Upon receipt of either of the foregoing payments on the date set forth above applicable thereto, Harvard agrees that it shall immediately mark the Harvard Notes "Paid In Full" and return said Harvard Notes to the Company at its address set forth under its signature line hereto by recognized overnight courier service.

     In addition, each Guarantee Subsidiary (as defined in the Purchase Agreement) (which Guarantee Subsidiaries are Microsmith, Inc., Ultra Air Products, Inc., Numatech, Inc., Numation, Inc., and Micro-Filtration, Inc.) have previously executed and delivered to Harvard certain guarantees (the "Subsidiary Guarantees"). Simultaneously with the execution and delivery hereof, each Guarantee Subsidiary is executing and delivering to Harvard an Amended and Restated Guarantee ("Amended Guarantee") substantially in the form of Exhibit B hereto. Harvard agrees that, upon the payment set forth in the immediately preceding paragraph from the Company on the applicable date, the Amended and Restated Guarantees shall be effective, without the necessity of any further action, Harvard will mark each of the existing Subsidiary Guarantees as "Amended and Restated", and the Subsidiary Guarantees will be amended and restated thereby. Furthermore, I.A.E. Incorporated will issue and deliver to Harvard its guarantee substantially in the form and substance of the Amended Guarantees.

     4. Consent and Default. Harvard hereby consents to the execution and delivery of the Loan Documents, the Indenture, the Subordinated Notes, and all other documents related to or contemplated by the Indenture and the Subordinated Notes, and hereby waives any default or event of default which may be caused by the execution and delivery thereof. It shall constitute an Event of Default (as defined in the Purchase Agreement) under Section 10.1.3 thereof if the Company fails to perform or observe any covenant, agreement or provision to be performed or observed by it hereunder and, in the case of such failure (other than a failure to perform its obligations under Section 5 hereof), such failure shall not be rectified or cured to the reasonable satisfaction of the Required Holders within thirty days after the occurrence of such failure.

     5. Payment. The Company hereby agrees that it shall immediately upon receipt of the proceeds of the Subordinated Notes prepay the principal of the Harvard Notes and all accrued and unpaid interest thereon in the amount of $46,365,637.47 if such payment is made on March 23, 1998 or in the amount of $46,387,916.93 if such payment is made on March 24, 1998.

     6. Amendments to Purchase Agreement. Effective immediately upon the payment of the amounts set forth in Section 5 hereof, the Purchase Agreement, without the necessity of any further action, shall be amended as follows:

          (A) Article 9 (encaptioned "Covenants Applicable While Any Notes Are Outstanding" and consisting of Sections 9.1 through 9.10, inclusive) shall be deleted in their entirety and shall be replaced with the following:

          "9. Certain Covenants Contained in the Indenture and Amendments to Certain Other Agreements.

          During such time as the Put Notes are outstanding, the Company covenants that it will comply, and will cause its Subsidiaries (as defined in the Indenture) to comply, with all of the covenants and provisions set forth in Sections 4.07, 4.08, 4.09, 4.10, 4.12, 4.16 (except for purposes of this Agreement only, the word "Note" set forth in Sections 4.16 and 4.12 of the Indenture shall be deemed to be replaced with the words "Put Note" and the words "Subsidiary Guarantees" in Section 4.16 of the Indenture shall be deemed replaced with the words "Amended Guarantees"), 4.17, and
     4.19 as in effect upon initial execution and delivery thereof, all of which covenants and provisions, together with the definitions of the defined terms used therein, are hereby incorporated herein by reference as fully as if set forth herein in their entirety. Each such covenant incorporated herein by reference (together with each related definition) shall remain unmodified, notwithstanding any modification or termination of such covenant (or such definition) or the termination of the Indenture; provided, however, that if the Trustee under the Indenture and the Company agree to amend any such section or definition and the Required Holders consent to such amendment in writing, references in this section shall be deemed to be references to such sections of the Indenture as and to the extent amended with the consent of the Required Holders.

     In the event that the Company supplies the Trustee with a guarantee pursuant to Section 4.19, it shall simultaneously therewith supply the Holders of the Put Note(s) (if and at such time a Put Note is outstanding), with a guarantee similar in form and substance to the Amended Guarantee.

     In addition, the Subject Entities will not at any time consent to any amendment or modification or assignment of, or grant any waiver of or fail to enforce any of its rights pursuant to, any of the Related Agreements listed in Sections 4.3.2.2 and 4.3.2.3 if such amendment, modification, waiver or failure has or poses a material risk of having, directly or indirectly, any Material Adverse Effect or any material adverse effect on any then outstanding Investor Securities or on the rights, remedies or interest of any such holder hereunder or any of the other Related Agreements other than the Bank Credit Agreement. For purposes of this paragraph, the Indenture and the Subordinated Notes shall be considered to be Related Agreements as if they were listed in Section 4.3.2.3 hereof.

          (B)  Section 7.2 contained in Exhibit 7 is hereby amended as follows:

          The sentences contained in Section 7.2 which read as follows:

          "The Put Purchase Price shall be paid in cash. However, if Senior Indebtedness remains outstanding on the Put/Call Closing Date, to the extent that the terms of both such Senior Indebtedness and the terms of the Original Senior Indebtedness prohibit such payment in cash, the Company may pay the Purchase Price by issuing to you, or such other holder of Warrants or shares of Common Stock as shall have exercised its rights under this Section 7.2, a promissory note (each a "Put Note") in the original principal amount equal to the entire amount due on such Put/Call Closing Date. The Put Note shall have the same terms as the Senior Subordinated Notes except that all interest due on such Put Note must be paid currently in cash."

          are hereby deleted and are hereby replaced by the following:

          "The Put Purchase Price shall be paid in cash. However, notwithstanding the foregoing, if (a) any Senior Indebtedness remains outstanding on the Put/Call Closing Date, and if the terms of both such Senior Indebtedness and the terms of the Original Senior Indebtedness prohibit such payment in cash or (b) if the Indenture prohibits such payment in cash, the Company shall pay the amount (if any) of the Put Purchase Price to the extent that it is not prohibited by the foregoing in cash and pay the amount of the Put Purchase Price which it is so prohibited from paying in cash (such amount of the Put Purchase Price which the Company is prohibited in paying in cash, the "Deferred Put Purchase Price") by issuing to you, or such other holder of Warrants or shares of Common Stock as shall have exercised its rights under this Section 7.2, a promissory note (each a "Put Note") in the amount of the Deferred Put Purchase Price. The Put Note shall be substantially in the form of Exhibit 7.2A hereto with the blanks suitably filled in and the Deferred Put Purchase Price, and the terms and conditions thereof, including the subordination thereof, shall be as set forth in said Exhibit 7.2A.

          (C) Exhibit 7.2A hereto is hereby attached to the Purchase Agreement as Exhibit 7.2A thereto.

          (D)  Section 10.1.2 shall be deleted and replaced with the following:

               "10.1.2 Any Subject Entity shall fail to perform or observe any of the covenants, agreements or provisions set forth or incorporated by reference in Section 8.1, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.11 or
          Section 9 hereof and, in the case of covenants, agreements or provisions incorporated by reference in Section 9 hereof, such failure shall continue beyond the period of grace, if any, specified in the Indenture (provided, however, that no such period shall exceed thirty days after such failure unless the Required Holders of the Notes in their sole discretion shall specifically agree in writing); or"

          (E) The following amendments shall be effective on the first day ("First Day") that (a) one or more Put Notes are outstanding and (b) no Holder of any Put Note is also the Holder of any Investor Securities other than a Put Note.

                    (i) On the First Day, Section 8.4 shall be deleted and replaced with the following:

                    "8.4 Conduct of Business. So long as the Subordinated Notes are outstanding, each Subject Entity will not engage in any business other than Permitted Business (as defined in the Indenture), except to such extent as would not be material to the Company and its Subsidiaries (as defined in the Indenture) taken as a whole, and, during such time as the Subordinated Notes are not outstanding, each Subject Entity will engage only in the business conducted by it on January 3, 1996 or in businesses that are logical extensions of or ancillary to the fluid power business.

                    (ii)  On the First Day, the period at the end of Section
               8.5.2 shall be deleted and shall be replaced with the following:
               "except that during such times as the Subordinated Notes are outstanding, any Subject Entity shall be able to pay any salary, bonus or other compensation to John H. Welker which it is permitted to pay pursuant to the Indenture."

                    (iii) On the First Day, the period at the end of Section
               8.5.3 shall be deleted and shall be replaced with the following:
               "except that during such times as the Subordinated Notes are outstanding, any Subject Entity shall be permitted to do any or all of the foregoing to the extent that doing so does not violate a term or condition of the Indenture.

                    (iv) On the First Day, Section 8.6 shall be amended to add, between the phrase "Equity Securities to any Person;" and the phrase "provided, however, that the Company", the following phrase: "provided, however, that during such times as the Subordinated Notes are outstanding, the Company may issue any of its Equity Securities to any Person if it is permitted to do so pursuant to the Indenture, and further".

                    (v) On the First Day, Section 8.9 shall be amended to add, between the phrase "by the Stock Transfer Agreement;" and the phrase "provided, however, that the aggregate amount of all payments", the following phrase: "provided, however, that during such times as the Subordinated Notes are outstanding, the Company may do any or all of the foregoing if, and to the extent, permitted by the Indenture, and further".

          (F) Section 4.3.2.1 (a) and 4.3.2.1 (b) are hereby deleted in their entirety and replaced, respectively, with the following:

               "(a) loan Agreement dated as of January 3, 1996 between Numatics, Incorporated and certain of its

          Subsidiaries party thereto from time to time, the lenders party thereto from time to time, and the First National Bank of Boston as Managing Agent and NBD Bank, as Administrative Agent, as amended by four amendments, prior to the amendment and restatement thereof, and the Amended and Restated Loan Agreement dated as of March 23, 1998, the Lenders a party thereto, and NBD Bank, as Administrative Agent, and BancBoston, N.A., as Documentation Agent, as amended, restated, or otherwise modified from time to time, including without limitation any increases in the amount thereof and including all agreements, documents, and instruments executed in connection therewith at any time ("Amended and Restated Credit Agreement").

               (b) all Promissory Notes executed by the Company or any of the Subsidiaries referred to in (a) above, plus all documents referenced in the Amended and Restated Credit Agreement which were or are to be executed by Numatics, Incorporated or a subsidiary thereof."

          (G) The following phrase contained at the end of Section 4.3.2.1 "in accordance with Section 9.2.2 hereof." is hereby deleted and replaced with a period.

          (H) Section 7.5.4 contained in Exhibit 7 to the Purchase Agreement is hereby deleted and is replaced in its entirety with the following:

               "7.5.4 Original Senior Indebtedness. The term "Original Senior Indebtedness" shall mean the Indebtedness of the Company outstanding under the Amended and Restated Credit Agreement as in effect on March 23, 1998."

          (I) The following defined term shall be added to the Purchase Agreement as Section 13.23A immediately after Section 13.23 thereof:

               "13.23A. Indenture. The term "Indenture" shall mean that certain Indenture by and among the Company, certain subsidiaries of the Company, and First Trust National Association dated March 23, 1998."

          (J) The following defined term shall be added to the Purchase Agreement as Section 13.40A immediately after Section 13.40 thereof:

               "Subordinated Notes" shall mean those certain notes issued by the Company in accordance with the Indenture in the original aggregate principal amount of $110,000,000.

          (K) A new Section 8.12 shall be, and hereby is, added to the Purchase Agreement, which section will be placed immediately after Section 8.11 thereof:

               "8.12 Prepayment. In the event that the Company prepays the Subordinated Notes in whole or in part (whether such prepayment is voluntary or required under the terms of the Indenture), the Company agrees that simultaneously with any such prepayment it will prepay principal of the Put Notes then outstanding in an aggregate amount outstanding equal to the Prorata Amount. The "Prorata Amount" shall mean the amount derived by multiplying the principal amount of the Put Notes outstanding immediately prior to the prepayment required under this section by the Percentage. The "Percentage" shall mean the percentage that the amount so prepaid on the Subordinated Notes is of the entire principal amount of the Subordinated Notes outstanding immediately prior to the relevant prepayment of principal thereof."

     7. Harvard hereby relinquishes and terminates any and all, and terminates any right which it may presently have to obtain in the future any, security interests, pledges, mortgages, collateral assignments, liens and other encumbrances which it has (and all of the foregoing which it would have in the future based on instruments, agreements, mortgages or other documents in existence on the date hereof) in the assets or other property, whether real, personal, or mixed, tangible or intangible, of any and all conceivable types and kinds, of the Company or of any subsidiary of the Company (including without limitation, each Guarantee Subsidiary) and furthermore releases NBD Bank as collateral agent for Harvard from any and all obligations which it may owe Harvard in its capacity as such collateral agent. In furtherance of the foregoing, Harvard relinquishes and discharges its rights under the agreements and other documents listed on Exhibit C hereto, and terminates that certain Intercreditor Agreement dated January 3, 1996 by and between Harvard, NBD Bank, as collateral agent for the Subordinated Lenders, The First National Bank of Boston, NBD Bank, Canada, and Massachusetts Mutual Life Insurance Company, provided, however, the foregoing termination of the Intercreditor Agreement shall be effective only upon receipt by Harvard of a termination thereof executed by the other parties thereto. Harvard agrees to execute such further documents, including discharges or amendments of mortgages, security agreements, and financing statements, as the Company shall reasonably request.

     8.   The Company hereby represents and warrants to Harvard as follows:

     (a) Neither the execution and delivery of this Agreement or of any document contemplated hereby, nor the performance in accordance herewith, constitutes or will constitute or result in a breach of the provisions of any Contractual Obligation to which it is a party or by which it is bound or of its Charter or By-laws, (b) no approval, authorization, or other action by any Governmental Authority or any other Person is required to be obtained by it in connection with the execution, delivery, and performance of this Agreement or any document contemplated hereby or the transactions contemplated hereby, except for such approvals as will have been obtained and which are in full force and effect, (c) this Agreement, upon execution and delivery hereof by both of the parties hereto, will be valid, binding, and enforceable obligations of the Company, and (d) the copies of the Indenture and the Amended and Restated Credit Agreement which the Company has or is simultaneously herewith providing to Harvard are full, complete, and accurate copies thereof as executed or as they will be executed (except that if there are subsequent changes thereto prior to execution, the Company shall immediately supply to Harvard full, complete, and accurate copies of such changes).

     9.   Harvard hereby represents and warrants to the Company as follows:

     (a) Neither the execution and delivery of this Agreement or of any document contemplated hereby, nor the performance in accordance herewith, constitutes or will constitute or result in a breach of the provisions of any Contractual Obligation to which it is a party or by which it bound or of its Charter or By-laws, (b) no approval, authorization, or other action by any Governmental Authority or any other Person is required to be obtained by it in connection with the execution, delivery, and performance of this Agreement or any document contemplated hereby or the transactions contemplated hereby, except for such approvals as have been obtained and which are in full force and effect, and (c) this Agreement, upon execution and delivery hereof by both of the parties hereto, will be valid, binding, and enforceable obligations of Harvard.

     10. In the event there is an inconsistency between a term and condition of the Purchase Agreement or any other agreement between the Company and Harvard which is not amended hereby and the terms and conditions of the Purchase Agreement as amended hereby ("Amended Terms"), the Amended Terms shall control absolutely.

     11. The following capitalized terms are defined in the places set forth below:

"Agreement" is defined in the introductory paragraph.

"Amended Terms" is defined in Section 10.

"Common Stock" is defined in the fourth "Whereas" clause.

"Company" is defined in the introductory paragraph.

"Event of Default" is defined in Section 4.

"Exhibit 7" is defined in the fourth "Whereas" clause.

"Guarantee Subsidiary" is defined in Section 3.

"Harvard" is defined in the introductory paragraph.

"Harvard Notes" is defined in the second "Whereas" clause.

"Indenture" is defined in the fifth "Whereas" clause.

"Investor Securities" is defined in the fourth "Whereas" clause.

"Loan Agreement" is defined in the seventh "Whereas" clause.

"Loan Documents" is defined in the seventh "Whereas" clause.

"PIK Notes" is defined in the second "Whereas" clause.

"Purchase Agreement" is defined in the first "Whereas" clause.

"Put Purchase Price" is defined in the fourth "Whereas" clause.

"Subordinated Notes" is defined in the fifth "Whereas" clause.

"Subsidiary Guarantees" is defined in Section 3.

"Trustee" is defined in the fifth "Whereas" clause.

"Warrants" is defined in the fourth "Whereas" clause.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the 23rd day of March, 1998.

                                       NUMATICS, INCORPORATED

                                       By  /S/ ROBERT P. ROBESON
                                          --------------------------------------
                                          Title:  VICE PRESIDENT
                                          Address:  1450 Milford Road
                                          Highland, MI 48357

                                       HARVARD PRIVATE CAPITAL HOLDINGS, INC.

                                       By  /S/ MARK A. ROSEN
                                          --------------------------------------

                                       Title: MANAGING DIRECTOR

                                       By  /S/ MICHAEL R. EISENSON
                                          --------------------------------------
                                       Title: PRESIDENT AND CEO

                                   EXHIBIT A

          [PRINTED ON HARVARD PRIVATE CAPITAL GROUP, INC. LETTERHEAD]


           Bank:         State Street Bank & Trust Company
                         225 Franklin Street
                         Boston, MA 02110

           ABA#:         011-000-028

           Attn:         Harvard College/Private Capital Group

           Credit DDA:   3082-068-2

           Prior advisement to:  Tami Nason at 617-720-4837

                                March 23, 1998

Harvard Private Capital Holdings, Inc.
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, Massachusetts 02210
Attention:  Michael R. Eisenson
Telecopier Number (617) 523-1063

     Re:  Securities Purchase Agreement between Numatics,
Incorporated (the "Company") and Harvard Private Capital Holdings, Inc. ("Harvard") dated as of January 3, 1996 ("Purchase Agreement")

Gentlemen,

     This letter is being sent to you to comply with certain notice requirements set forth in the Purchase Agreement. Capitalized terms, unless the content clearly requires otherwise, are used as defined in the Agreement.

     Section 8.8 of the Agreement requires that the Company give Harvard advance written notice prior to filing any registration statement under the Securities Act covering any offering of debt. The Company hereby gives you notice that it intends to file a registration statement under the Securities Act as described in that certain Offering Memorandum ("OM") relating to the issuance by the Company of $115,000,000 Senior Subordinated Notes due 2008, a copy of which OM was previously supplied to you. The Purchase Agreement provides that the foregoing notice must be given to you 60 days prior to the filing of said Registration Statement. By your signature below, you (a) waive the requirement that the foregoing notice be given you 60 days prior to the filing of the Registration Statement, (b) agree that the foregoing notice satisfies the requirements set forth in Section 8.8, and (c) as to the foregoing Registration only, waive your rights under the second sentence in Section 8.8 (which sentence begins with the words "Each holder of Investor Securities shall have the right").

     Section 3.5 of the $30,000,000 Senior Subordinated Note due January, 2004 (the "Senior Subordinated Note") and Section 3.5 of the PIK Notes outstanding require that the Company give you notice in the event that it intends to prepay principal, interest, and prepayment premium on the Senior Subordinated Note and the PIK Notes. The Company hereby gives you notice that it intends to prepay in full on Monday, March 23, 1998 (but, if because of the shortage of time, payment cannot be made on said date, then on Tuesday, March 24, 1998) the Senior Subordinated Note and all PIK Notes which will be paid in connection with the aforesaid prepayment will be $46,365,637.47 on Monday, March 13, 1998 and $46,387,916.93 on Tuesday, March 24, 1998. The Senior Subordinated Note and the PIK Notes provide that the foregoing notice must be given not less than three
(3) days prior to the date of such
prepayment. By your signature below, you (a) waive the requirement that the foregoing notice be given you 3 days prior to the date of prepayment and (b) agree that the foregoing note satisfies the requirements set forth in Section
3.5 of the Senior Subordinated Note and the PIK Notes.

     Please execute below to set forth your agreement to the foregoing.

                                    Numatics, Incorporated

                                    By: /S/ ROBERT P. ROBESON
                                        ----------------------------------
                                    Title: Vice President

Accepted and Agreed To:

Harvard Private Capital Holdings, Inc.

By: /S/ MARK A. ROSEN
    ----------------------------------
    Title:  Managing Director

By: /S/ MICHAEL R. EISENSON
    ----------------------------------
    Title:  President and CEO

                                   EXHIBIT B


                        AMENDED AND RESTATED GUARANTEE

     This Amended and Restated Guarantee ("Agreement"), dated as of March 23, 1998, is between Micro-Filtration, Inc., a Michigan corporation (together with its successors and assigns, the "Guarantor"), and Harvard Private Capital Holdings, Inc. (together with its successors and assigns, the "Noteholder"). The parties agree as follows:

1. Reference to Securities Purchase Agreement; Certain Rules of Construction; Definitions. Reference is made to the Securities Purchase Agreement dated as of January 3, 1996, as from time to time in effect, as amended (the "Securities Purchase Agreement"), between Numatics, Incorporated, a Michigan corporation (the "Company"), and the Noteholder. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) references to a particular Section shall include all subsections thereof and (c) the word "including" shall be construed as "including without limitation". Capitalized terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined. In addition, the term "Bankruptcy Code" shall mean Title 11 of the United States Code, and the term "Obligor" shall mean each Person having any obligation or other liability in respect of the Guaranteed Obligations, including each of the Company and each Subsidiary of the Company executing a Guarantee Agreement.

2.   Guarantee.

     2.1. Guarantee. The Guarantor unconditionally guarantees that the principal of, and interest on the Indebtedness evidenced by, and all other obligations of the Company in respect of, or arising under or in respect of, the Notes or to the holders of the Notes, including without limitation all such obligations arising under Section 14 of the Securities Purchase Agreement (collectively, the "Guaranteed Obligations"), will be performed and will be paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectibility and being absolute and in no way conditional or contingent. In the event any part of the Guaranteed Obligations shall not have been so paid in full when due and payable, the Guarantor will, immediately upon notice by the Noteholder or, without notice, immediately upon the occurrence of a Default, pay or cause to be paid to the Noteholder the amount of such Guaranteed Obligations which is then due and payable and unpaid. The obligations of the Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Guaranteed Obligations as against any Obligor. For purposes hereof, the Guaranteed Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Securities Purchase Agreement or any other of the Related Agreements notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

     2.2. Continuing Obligation. The Guarantor acknowledges that the Noteholder has entered into the Securities Purchase Agreement and the other Related Agreements (and, to the extent that the Noteholder may enter into any future Related Agreement, will have entered into such agreement) in reliance on this
Section 2 being a continuing irrevocable agreement, and the Guarantor agrees that its guarantee may not be revoked in whole or in part. The obligations of the Guarantor hereunder shall terminate when all of the Guaranteed Obligations has been indefeasibly paid in full in cash and discharged; provided, however, that:

          (a) if a claim is made upon the Noteholder at any time for repayment or recovery of any amounts or any property received by the Noteholder from any source on account of any of the Guaranteed Obligations and the Noteholder repays or returns any amounts or property so received (including interest thereon to the extent required to be paid by the Noteholder) or

          (b) if the Noteholder become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantor shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Noteholder becomes liable (such amounts being deemed part of the Guaranteed Obligations) to the same extent as if such amounts or property had never been received by the Noteholder, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Guaranteed Obligations. Not later than five days after receipt of notice from the Noteholder, the Guarantor shall pay to the Noteholder an amount equal to the amount of such repayment or return for which the Noteholder has so become liable. Payments hereunder by the Guarantor may be required by the Noteholder on any number of occasions.

     2.3. Waivers with Respect to Guaranteed Obligations. Except to the extent expressly required by the Securities Purchase Agreement, or any other Related Agreement, the Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

          (a) presentment, demand for payment and protest of nonpayment of any of the Guaranteed Obligations, and notice of protest, dishonor or nonperformance;

          (b) notice of acceptance of this guarantee and notice that credit has been extended in reliance on the Guarantor's guarantee of the Guaranteed Obligations;

          (c) notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Related Agreement, or notice of any acceleration of maturity of any Guaranteed Obligations;

          (d) demand for performance or observance of, and any enforcement of any provision of the Securities Purchase Agreement, the Guaranteed Obligations or any other Related Agreement or any pursuit or exhaustion of rights or remedies under the Security Agreement or against the Company or any other Person in respect of the Guaranteed Obligations or any requirement of diligence or promptness on the part of the Noteholder in connection with any of the foregoing;

          (e) any act or omission on the part of the Noteholder which may impair or prejudice the rights of the Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

          (f) failure or delay to perfect or continue the perfection of any Lien under any Security Agreement or any other action which harms or impairs the value of, or any failure to preserve or protect the value of, any right, title and interest in and to the items and types of present and future property on which a Lien is created as set forth in any Security Agreement;

          (g) any statute of limitations or other Legal Requirement which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

          (h) any "single action" or "anti-deficiency" law which would otherwise prevent the Noteholder from bringing any action, including any claim for a deficiency, against the Guarantor before or after the Noteholder's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Noteholder;

          (i) all demands and notices of every kind with respect to the foregoing; and

          (j) to the extent not referred to above, all defenses (other than payment) which the Company or any other Obligor may now or hereafter have to the payment of the Guaranteed

     Obligations, together with all suretyship defenses, which could otherwise be asserted by the Guarantor.

The Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 2.3.

     No delay or omission on the part of the Noteholder in exercising any right under this Agreement or any other Related Agreement or under any guarantee of the Guaranteed Obligations or with respect to any right under the Security Agreement shall operate as a waiver or relinquishment of such right. No action which the Noteholder or any Obligor may take or refrain from taking with respect to the Guaranteed Obligations, including any amendments thereto or modifications thereof or waivers with respect thereto, shall affect the provisions of this Agreement or the obligations of the Guarantor hereunder. None of the Noteholder's rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor, or by any noncompliance by any Obligor with the terms, provisions and covenants of the Securities Purchase Agreement or any other Related Agreement, regardless of any knowledge thereof which the Noteholder may have or otherwise be charged with.

     2.4. The Noteholder's Power to Waive, etc. The Guarantor grants to the Noteholder full power in its discretion, without notice to or consent of the Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Guarantor under its guarantee hereunder:

          (a) To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any terms or provisions of, or to give any waiver in respect of, the Securities Purchase Agreement, any other Related Agreement, the Guaranteed Obligations or any Guarantee thereof (each as from time to time in effect);

          (b) To grant any extensions of the Guaranteed Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of any Obligors or any other Person in respect of the Guaranteed Obligations, whether or not rights against the Guarantor under this Agreement are reserved in connection therewith;

          (c) To take security in any form for the Guaranteed Obligations, and to consent to the addition to or the substitution, exchange, release or other disposition of, or to deal in any other manner with, any part of any property on which a Lien is created under any Security Agreement whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of, and to obtain, modify or release any present or future Guarantees of the Guaranteed Obligations and to proceed against any property on which a Lien is created under any Security Agreement or such Guarantees in any order;

          (d) To collect or liquidate or realize upon or to refrain from collecting or liquidating or realizing upon any of the Guaranteed Obligations or the property on which a Lien is created under the Security Agreement in any manner.

     2.5. Information Regarding the Company, etc. The Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. The Guarantor waives any obligation which may now or hereafter exist on the part of the Noteholder to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, the Guarantor undertakes to keep itself informed of such risks and any changes therein. The Guarantor expressly waives any duty which may now or hereafter exist on the part of the Noteholder to disclose to the Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of any Obligor or its Affiliates or their properties or management, whether now or hereafter known by the Noteholder. The Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning the Securities Purchase Agreement and all other Related Agreements and all other information as to the Obligors and their Affiliates or their properties or management as the Guarantor deems necessary or desirable.

     2.6.  Certain Guarantor Representations. The Guarantor represents that:

          (a) it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Noteholder to enter into the Securities Purchase Agreement and to extend credit to the Company by making the Guarantee contemplated by this Section 2;

          (b) the credit available hereunder will directly or indirectly inure to its benefit;

          (c) by virtue of the foregoing it is receiving at least reasonably equivalent value from the Noteholder for its Guarantee;

          (d) it will not be rendered insolvent as a result of entering into this Agreement;

          (e) after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value in excess of the amount required to pay its probable liability on its existing debts as they become absolute and matured;

          (f) it has, and will have, access to adequate capital for the conduct of its business;

          (g) it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature; and

          (h) it has been advised by the Noteholder that the Noteholder is unwilling to enter into certain Amendments to the Securities Purchase Agreement unless the Guarantee contemplated by this Section 2 is given by it.

     2.7. Subrogation. The Guarantor agrees that, until the Guaranteed Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against any other Obligor arising by Contractual Obligation or operation of any Legal Requirement in connection with any payment made or required to be made by the Guarantor under this Agreement. After the payment in full of the Guaranteed Obligations, the Guarantor shall be entitled to exercise against the Company and any other Obligor all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

     2.8. Subordination. The Guarantor covenants and agrees that, after the occurrence of an Event of Default, all Indebtedness, claims and liabilities then or thereafter owing by any Obligor to the Guarantor whether arising hereunder or otherwise are subordinated to the prior payment in full of the Guaranteed Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists.

     2.9. Further Assurances. The Guarantor will, promptly upon the request of the Noteholder from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Noteholder deems necessary or advisable to carry out the intent and purposes of this Section 2.

3. Representations and Warranties. In order to induce the Noteholder to extend credit under the Securities Purchase Agreement, the Guarantor represents and warrants that:

     3.1. Organization and Business. The Guarantor is a duly organized and validly existing corporation, in good standing under the laws of Michigan, with all power and authority, corporate or otherwise, necessary (a) to enter into and perform this Agreement and each other Related Agreement to which it is a party and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Guarantor have been previously delivered to the Noteholder and are correct and complete.

     3.2. Authorization and Enforceability. The Guarantor has taken all corporate action required to execute, deliver and perform this Agreement and each other Related Agreement to which it is a party. Each of this Agreement and each other Related Agreement to which the Guarantor is party constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms subject to the effect of Bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity, regardless of whether applied in proceedings in equity or at law, including limitations imposed by equity on the enforceability of waivers.

     3.3. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Related Agreement, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Related Agreement, nor the fulfillment of the terms hereof or thereof or of any other Contractual Obligation referred to in this Agreement or any other Related Agreement, has constituted or resulted, or will constitute or result, in:

          (a) Any breach or termination of the provisions of any Contractual Obligation to which the Guarantor is a party or by which it is bound, or of the Charter or By-laws of the Guarantor: or

          (b)  The violation of any Legal Requirement.

No approval, authorization or other action by, or declaration to or filing with, any Governmental Authority or any other Person is required to be obtained or made by the Guarantor in connection with the execution, delivery and performance of this Agreement or any other Related Agreement to which it is party or the transactions contemplated hereby or thereby.

     3.4. Litigation. No Action is pending or, to the knowledge of the Guarantor, threatened which may involve any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any material adverse change in the Guarantor's business, assets, financial condition, income or prospects or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Related Agreement. No judgment, decree or order of any Governmental Authority has been issued against or binds the Guarantor which has resulted, or creates a material risk of resulting, in any material adverse change in the Guarantor's business. assets, financial condition, income or prospects.

4. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of the Noteholder and its successors and assigns and shall be binding upon the Guarantor and its respective successors and assigns. The Guarantor may not assign its rights or obligations under this Agreement without the written consent of the Noteholder.

5. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the Guarantor, to it care of Numatics, Incorporated, 1450 North Milford Road, Highland, Michigan 48357, to the attention of the chief financial officer.

     If to the Noteholder, to it at its address specified in or pursuant to
Section 15 of the Securities Purchase Agreement.

6.   Venue; Service of Process.

          (a) The Guarantor and Noteholder agree that any legal proceeding arising out of or based upon this Agreement or any Specified Related Agreement relating to the subject matter hereof or thereof shall be brought in the state courts of the Commonwealth of Massachusetts or the United States District Court located in the Commonwealth of Massachusetts, and in no other court or jurisdiction;

          (b) The Guarantor and Noteholder irrevocably submit to the exclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or thereof brought by the Guarantor or Noteholder or any of their respective successors or assigns; and

          (c) The Guarantor and Noteholder waive to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that they are not subject personally to the jurisdiction of such court, that their property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Related Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court.

The Guarantor and Noteholder consent to service of process in any such proceeding in any manner permitted by Chapter 223A or any other provision of the General Laws of The Commonwealth of Massachusetts or the rules and regulations promulgated thereunder and agree that service of process by registered or certified mail, return receipt requested, at their address specified in or pursuant to Section 5 is reasonably calculated to give actual notice.

7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE NOTEHOLDER AND THE GUARANTOR WAIVE, AND COVENANT THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SECURITIES PURCHASE AGREEMENT OR ANY OTHER RELATED AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION HEREUNDER OR THEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE NOTEHOLDER OR THE GUARANTOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR AND NOTEHOLDER ACKNOWLEDGE THAT EACH HAS BEEN INFORMED BY THE OTHER THAT THE PROVISIONS OF THIS SECTION 7 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THE SECURITIES PURCHASE AGREEMENT AND ANY OTHER RELATED AGREEMENT TO WHICH IT IS A PARTY, AND THAT IT HAS REVIEWED THE PROVISIONS OF THIS SECTION 7 WITH ITS COUNSEL. The Noteholder or the Guarantor may file an original counterpart or a copy of this
Section 7 with any court as written evidence of the consent of the Noteholder and the Guarantor to the waiver of the right to trial by jury.

8. Subordination. Notwithstanding anything to the contrary herein contained, if the Guarantor has executed a Guarantee of any Senior Indebtedness (as defined in Section 5 of Exhibit 7.2A to the Securities Purchase Agreement), or is otherwise obligated to pay Senior Indebtedness, then (a) the Noteholder shall take no action under this Agreement unless the Noteholder would be allowed to take action directly against the Company under the terms of Section 5 of the Notes, and (b) the obligations of the Guarantor under this Agreement shall otherwise be subordinated to the Guarantor's obligations under the Senior Indebtedness on the same terms and to the same extent as the Subordinated Indebtedness is subordinated to such Senior Indebtedness.

9. General. All covenants, agreements, representations and warranties made in this Agreement or any other Related Agreement or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by The Noteholder, notwithstanding any investigation made by the Noteholder or its counsel, and shall survive the execution and delivery to The Noteholder hereof and thereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Related Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is intended to take effect as a sealed document and may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without regard to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10. Amendment and Restatement. This Agreement amends and restates in its entirety that certain Guarantee dated as of January 3, 1996 executed by the Guarantor.

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the dated first written above.

                                        MICRO-FILTRATION, INC.


                                        By
                                          -------------------------------------
                                        Title:
                                              ---------------------------------

                                        HARVARD PRIVATE CAPITAL HOLDINGS. INC.


                                        By
                                          -------------------------------------
                                        Title:
                                              ---------------------------------


                                        By
                                          -------------------------------------
                                        Title:
                                              ---------------------------------

                                 EXHIBIT 7.2A

            This Note has not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise transferred in the absence of such registration or an exemption therefrom under such Act and under such applicable state laws. Furthermore, this Note may be sold or otherwise transferred only in compliance with the conditions specified in the Securities Purchase Agreement (as defined below), a complete and correct copy of which is available for inspection at the principal office of the issuer of this Note and will be furnished without charge to the Holder of this Note upon written request.


                            NUMATICS, INCORPORATED

                           SENIOR SUBORDINATED NOTE

                              DUE March __, 2009

$________________                                         ________________, ____


     FOR VALUE RECEIVED, the undersigned NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), hereby promises to pay to HARVARD PRIVATE CAPITAL HOLDINGS, INC. or registered assigns, at the address set forth in Section 15 of the Securities Purchase Agreement (as defined below), or at such other place as the Holder of this Note shall from time to time have designated to the Company in writing, on or before the last Business Day (as defined in said Securities Purchase Agreement) in March, 2009 (the "Maturity Date"), $____________ (__________________________________ Dollars) (the "principal amount"), with interest as provided in Section 2 hereof.


1. THE NOTES. This Note is one of the senior subordinated notes of the Company (the "Note", and, together with any notes issued in exchange therefor, the "Notes"), which is issued pursuant to the Securities Purchase Agreement dated as of January 3, 1996, as amended, between the Company and Harvard Private Capital Holdings, Inc. (as from time to time in effect, the "Securities Purchase Agreement"). Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein as so defined. Subject to the terms, of
Section 5.2(b) hereof, in case an Event of Default under the Securities Purchase Agreement shall occur, the entire principal amount of this Note may become or be declared to be due and payable in the manner and with the effect provided in the Securities Purchase Agreement.

2. INTEREST PROVISIONS. This Note shall accrue daily interest from the date hereof, computed on the basis of a 360-day year of twelve (12) thirty-day months, on the principal amount from time to time unpaid to and including the maturity hereof at a rate per annum equal to the Basic Rate (as hereinafter defined), and with interest on overdue payments of principal and, to the extent permitted by applicable law, on overdue payments of interest at a rate per annum equal to the sum of the Basic Rate plus two percent (2%), said interest being payable in quarterly installments in arrears on the last Business Day of each March, June, September and December in each year (each such day, and the day that is the Maturity Date, being a "Payment Date"), commencing on the Payment Date occurring in the first such month occurring after the date hereof, and on the Maturity Date or at any accelerated maturity hereof. For purposes of this Note, a payment of principal or interest shall be considered to be overdue if for any reason, including without limitation the receipt of a Blackout Notice pursuant to Section 5 hereof, such payment is not made on the date specified for such payment in Sections 2 and 3 hereof.

     The "Basic Rate" shall be equal to 18% per cent per annum from and including the date hereof through, but not including, (insert herein the date which is one year after the date of this Note) and shall be equal to 25% per cent per annum from and including (insert herein the date which is one year after the date of this Note) and at all times thereafter.

     Each payment of interest shall be payable in cash.

3. PAYMENT PROVISIONS. The Company covenants that so long as any of the Notes are outstanding:

     3.1. Payment at Maturity of Notes. On the Maturity Date, or on any accelerated maturity of the Notes, the Company will pay the entire principal amount of this Note then outstanding (or, if applicable, such lesser principal amount hereof as has then been declared or become due and payable), together with all accrued and unpaid interest thereon.

     3.2. Voluntary Prepayments.

          The Company may at any time prepay all or any part of the Notes then outstanding, provided that any such prepayment shall be in an amount equal to $250,000 or an integral multiples of $250,000) unless such prepayment is a prepayment of the then outstanding balance hereof in which case it may be in the amount of the then outstanding balance hereof. Any such prepayment may be made without penalty, premium, or additional charge, notwithstanding anything contained in the Stock Purchase Agreement or any other agreement.

     3.3. Permanent Retirement of Notes. Notes prepaid in full or otherwise acquired by the Company shall be permanently retired and canceled and shall not under any circumstances be reissued or resold.

     3.4.  Selection of Notes for Prepayment.  Each prepayment permitted by
Section 3.2 hereof shall be made so that the Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of the Notes held by such Holder shall bear to the aggregate principal amount of all Notes then outstanding.

     3.5. Notice of Prepayments. Notice of each voluntary prepayment of Notes pursuant to Section 3.3 hereof shall be given not fewer than three (3) nor more than thirty (30) days before the prepayment date, in each case by mailing to each Holder a notice of intention to prepay specifying the date of prepayment, the aggregate principal amount of the Notes that will be outstanding immediately prior to such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes to be prepaid on such date held by the Holder to whom such notice is sent, and the accrued interest applicable to such prepayment.

     3.6. Payment and Interest Cut-Off. Upon each prepayment of Notes, in whole or in part, the Company will pay to the Holders thereof the principal amount of their Notes to be prepaid together with unpaid interest in respect thereof accrued to the prepayment date. Upon notice of prepayment having been given in compliance with Section 3.5 hereof, the amount of Notes to be prepaid shall become due and payable on the prepayment date, and from and after such date (unless the Company shall default in paying the amounts then due) interest thereon shall cease to accrue.

     3.7. Acquisition of Notes. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, purchase, redeem, or otherwise acquire any Note except upon the payment or prepayment thereof in accordance with the terms of this Note.

4. HOLDER. The term "Holder" shall mean each holder (as such term is used in the Securities Purchase Agreement) of the Subordinated Indebtedness. The Holder of this Note by acceptance hereof agrees to comply with the provisions of
Section 12 of the Securities Purchase Agreement applicable to transfers of this Note.

5.   SUBORDINATION TO THE SENIOR DEBT.

     The payment of principal and interest on this Note is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents (as defined in the Indenture) of all Senior Indebtedness (as defined in the Indenture), whether outstanding on the date hereof or hereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations (as defined in the Indenture) due in respect of such Senior Indebtedness (including without limitation, interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of this Note will be entitled to receive any payment with respect to this Note, including, until all Obligations with respect to Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness.

     The Company also shall not make any payment upon or in respect of this Note if (i) a default in the payment of the principal of, premium, if any (a "Payment Default"), or interest on Designated Senior Indebtedness (as defined in the Indenture) occurs and is continuing beyond any applicable period of grace or
(ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the holder of this Note receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated or a Payment Default has occurred. No new period of payment blockage pursuant to a Payment Blockage Notice may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holder of this Note shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     Terms defined herein by reference to the Indenture are used as originally defined therein and not as they may be amended subsequently.

6. AMENDMENTS AND WAIVERS. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder of this Note. In addition, Section 5 of this Note may be amended only with the written consent of the Company, the Holder of this Note, the holders of the Designated Senior Indebtedness, and the Required Lenders.

7. MISCELLANEOUS. This Note shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto, including the undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein or in the Securities Purchase Agreement, and assent to extensions of the time of payment, or forbearance or other indulgence, without notice.

                              NUMATICS, INCORPORATED


                              BY ____________________________
                                   Title:


[SEAL]

                                   EXHIBIT C

     "Existing Mortgages" shall mean (a) the Tennessee Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents, dated as of January 3, 1996, made by the Company in favor of James G. Lackey III, trustee, for the use and benefit of NBD, for the benefit of the Lenders, recorded on ___________, 1996 in Book ____, Page _______, in the Register's Office for Williamson County, Tennessee, as amended or modified from time to time, (b) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 16, 1993 in Liber 14264, Page 839, in the records of the Oakland County Register of Deeds, as amended or modified from time to time, (c) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 16, 1993 in Liber 14264, Page 822, in the records of the Oakland County Register of Deeds, as amended or modified from time to time, (d) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 14, 1993 in Liber 777, Page 234, in the records of the Shiawassee County Register of Deeds, as amended or modified from time to time, (e) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 13, 1993, in Liber 450, Page 744, in the records of the Sanilac County Register of Deeds, as amended or modified from time to time, (f) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 16, 1993, in Liber 14264, Page 805, in the records of the Oakland County Register of Deeds, as amended or modified from time to time, and (g) the Mortgage, Security Agreement and Assignment of Rents, dated as of November 30, 1993, made by the Company in favor of NBD, as collateral agent, recorded on December 10, 1993, in Liber 149, Page 202, in the records of the Steuben County Register of Deeds, as amended or modified from time to time.

1. Assignment of Policy as Collateral Security, dated January 3, 1996, executed by Numatics, Incorporated (Policy No. 77 737 604).

2. Assignment of Policy as Collateral Security, dated January 3, 1996, executed by Numatics, Incorporated (Policy No. 77 737 891).

3. Security Agreement, dated January 3, 1996, executed by Numatics, Incorporated, in favor of NBD Bank, as collateral agent.

4. Subsidiary Security Agreement, dated January 3, 1996, executed by Numatech, Inc., Ultra Air Products, Inc., Microsmith, Inc., and Micro-Filtration, Inc. in favor of NBD Bank, as collateral agent.

5. Pledge Agreement and Irrevocable Proxy, dated January 3, 1996, executed by Numatics, Incorporated in favor of NBD Bank, as collateral agent.

                                      -30-